UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ALZAMEND NEURO, INC.

(Exact name of registrant as specified in its charter)

Delaware	81-1822909
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer
Identification No.)

3802 Spectrum Boulevard, Suite 112C, Tampa, Florida	33612
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $0.0001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-255955

Securities to be registered pursuant to Section 12(g) of the Act:

None
Title of Class

Item 1.  Description of Registrant's Securities to Be Registered.

The information required by this Item is included under the captions “Description of Capital Stock” (pages 106 - 109), “Dividend Policy” (page 46) and “Shares Eligible for Future Sale” (pages 110 - 111) of the Prospectus included as part of the Registrant’s Registration Statement on Form S-1, Registration No. 333-255955 (“Form S-1”), which information is incorporated herein by this reference.

Item 2.  Exhibits.

The following documents are included as exhibits to Form S-1, as indicated, and are incorporated herein by this reference:

1.	(a)	Certificate of Incorporation of Alzamend Neuro, Inc. (Exhibit 3.1 to Form S-1).

	(b)	Amended and Restated Bylaws of Alzamend Neuro, Inc. (Exhibit 3.2 to Form S-1).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ALZAMEND NEURO, INC.

Dated: June 11, 2021	By:	/s/ Stephan Jackman
		Name:	Stephan Jackman
		Title:	Chief Executive Officer

EXHIBIT INDEX

The following documents are included as exhibits to the Registrant’s Registration Statement on Form S-1, Registration No. 333-255955, to be declared effective on June 14, 2021 (“Form S-1”), as indicated, and are incorporated herein by this reference:

1.	(a)	Certificate of Incorporation of Alzamend Neuro, Inc. (Exhibit 3.1 to Form S-1).

	(b)	Amended and Restated Bylaws of Alzamend Neuro, Inc. (Exhibit 3.2 to Form S-1).

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